UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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LA-Z-BOY INCORPORATED
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Additional Information La-Z-Boy Incorporated (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2019 Annual Meeting of Shareholders to be held on Tuesday, August 27, 2019. The Company intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov and at the Company’s website at http://investors.la-z-boy.com. Company shareholders are strongly encouraged to read any such proxy statement and accompanying proxy card when they become available as they will contain important information. Investors and shareholders may obtain information regarding the Company and its directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2019, which was filed with the SEC on June 18, 2018, and the Company’s definitive proxy statement for its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), which was filed with the SEC on July 13, 2018. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the amounts disclosed in the definitive proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC or available at the Company’s website at http://investors.la-z-boy.com. Cautionary Statement Concerning Forward-Looking Statements This communication may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "hopes," "plans," "could," "intends" and "expects" or similar expressions. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking. With respect to all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those the Company anticipates or projects due to a number of factors, including: (a) changes in consumer confidence and demographics; (b) the possibility of a recession; (c) changes in the real estate and credit markets and their effects on the Company’s customers, consumers and suppliers; (d) international political unrest, terrorism or war; (e) volatility in energy and other commodities prices; (f) the impact of logistics on imports and exports; (g) tax rate, interest rate, and currency exchange rate changes; (h) changes in the stock market impacting the Company’s profitability and its effective tax rate; (i) operating factors, such as supply, labor or distribution disruptions (e.g. port strikes); (j) changes in legislation, including the tax code, or changes in the domestic or international regulatory environment or trade policies, including new or increased duties, tariffs, retaliatory tariffs, trade limitations and termination or renegotiation of bilateral and multilateral trade agreements impacting the Company’s business; (k) the adoption of new accounting principles; (l) fires, severe weather or other natural events such as hurricanes, earthquakes, flooding, tornadoes and tsunamis; (m) the Company’s ability to procure, transport or import, or material increases to the cost of transporting or importing, fabric rolls, leather hides or cut-and-sewn fabric and leather sets domestically or abroad; (n) information technology conversions or system failures and the Company’s ability to recover from a system failure; (o) effects of the Company’s brand awareness and marketing programs; (p) the discovery of defects in the Company’s products resulting in delays in manufacturing, recall campaigns, reputational damage, or increased warranty costs; (q) litigation arising out of alleged defects in the Company’s products; (r) unusual or significant litigation; (s) the Company’s ability to locate new La-Z-Boy Furniture Galleries® stores (or store owners) and negotiate favorable lease terms for new or existing locations; (t) the ability to increase volume through the Company’s e-commerce initiatives; (u) the impact of potential goodwill or intangible asset impairments; and (v) those factors listed in annual, quarterly and periodic reports filed by the Company with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.

La-Z-Boy By reinvesting in our brand, building on our strengths, taking calculated risks and developing strategic advantages, La-Z-Boy has positioned itself for long-term financial returns Strong brands, solid balance sheet and expansive global supply chain allow us to execute a dual-growth strategy focused on strengthening core offerings, while at the same time expanding our consumer base and developing new areas of growth in the digital marketplace • $388 million sales growth Portfolio of powerhouse brands • Premier global supply chain, innovation and multiple distribution channels $39 million GAAP $41 million Non-GAAP operating income increase • Capture growing segments of the marketplace $627 million cash generated from operating activities Portfolio Brands $99 million paid dividends to shareholders By making prudent investments across the company, the La-Z-Boy® brand continues to evolve, delivering an enhanced customer experience through a combination of online, in-store and in-home options and services $212 million spent in share repurchases Circles represent relative size (not 100% to scale) 32% share price increase Financial Supply Chain *Statistics over the last five-years ending Fiscal 2019; five-year sales and operating income growth is calculated as the sales/operating income for fiscal 2019 less the sales/operating income for fiscal 2014; see Reconciliation of GAAP to Non-GAAP Financial measures in Appendix 3 World-Class Multiple Routes to Market Brick and mortar, e-commerce, wholesale Strong $Position Consistent Returns to Shareholders* Delivering Industry-Leading Performance Profitable Growth*

The La-Z-Boy Enterprise MAKING ture Galleries® Stores ommerce SELLING Licensees - - - Wholesale Upholstery Segment - - - Wholesale Casegoods Segment - - - Retail Segment - - - Joybird included in Corporate/other Relative revenue representation (not 100% to scale) 4 Thailand Wholesale UpholsteryU.S. International Import Casegoods E-c Joybird.com La-Z-Boy.com Other Third-Party Retailers Independent furniture retailers 60 countries LZB Furni La-Z-Boy® Retail Company-owned Independent LZB Furniture Galleries® Stores Other Third-Party Retailers • Building and Selling Powerful Premium Brands that Complement One Another •

Track Record of Creating and Returning Value ($ in Millions) ($ in Millions) $2 $1,800 9.5% $140 $120 $1,700 8.5% $100 $1,600 7.5% $80 CASH USED FOR ACQUISITIONS CAPITAL EXPENDITURES DIVIDENDS SHARE PURCHASES $1,500 6.5% $60 $1,400 5.5% $40 $1,300 4.5% $20 $1,200 3.5% $-FISCAL 2015FISCAL 2016* FISCAL 2017 FISCAL 2018 FISCAL 2019 FISCAL 2015 FISCAL 2016* FISCAL 2017 FISCAL 2018 FISCAL 2019 SALES GAAP OPERATING MARGIN NON-GAAP OPERATING MARGIN ** *Fiscal 2016 includes 53 weeks, while all other years include 52 weeks **See Reconciliation of GAAP to Non-GAAP Financial Measures in Appendix 5 8.9% 8.3%8.2% 8.8% 7.8% 7.4%8.2%8.2% 7.4%7.4% $1,425$1,525$1,520$1,584$1,745 $77 $16 $23 $70 $36$36 $25 $20$22$48 $15 $18 $21 $23 $57 $52 $44$36 $23 5-Year Sales and Operating Margin Business Investments and Returns to Shareholders

Our Top Priorities Comprehensive approach to delivering industry-leading performance • • Build on portfolio of powerhouse brands and strong financial position to deliver industry-leading performance Deliver on multi-channel route-to-market strategy to capture high-growth segments of the marketplace Continue to grow La-Z-Boy Furniture Galleries® network with steady cadence of store projects – new, relocations and remodels • • Capitalize on company-owned retail/integrated retail margin • Leverage global supply chain and U.S. manufacturing capacity • Leverage power of the La-Z-Boy Furniture Galleries® network, including company-owned Retail segment Expand e-commerce platform to capitalize on online shopping trends and gain access to new consumers in new channels • Execute through volatile tariff environment • Continue successful integration and synergy realization from acquisition of Joybird • • Leverage world-class supply chain expertise to support growth and innovation • • Deploy capital to deliver additional shareholder value Continue to review Board composition to ensure fresh, independent and diverse perspectives aligned with strategy Continue to evaluate corporate governance practices and revise them as necessary in light of evolving best practices and shareholder input Continue to identify opportunities to integrate sustainable business practices • • • Invest in stores to position for long-term growth Open to future strategic acquisition opportunities Acquire La-Z-Boy Furniture Galleries® stores from independent dealers to increase ownership of network (currently, approx. 45%) • • • Integrated operating margin opportunity • Return capital to shareholders via dividends and share repurchases 6 Capital Management Governance Strategic Operational

Our Board of Directors Experienced leaders from a range of relevant backgrounds • • • • Proven leadership skills and extensive knowledge of the company and the furniture industry Former President, La-Z-Boy, our largest division Extensive retail experience with consumer-focused and fashion-orientated brands and over 15 years’ involvement in e-commerce retailing to consumers Former Chairperson & Interim CEO, Rebecca Taylor and President, Ralph Lauren Media LLC, Polo.com 40 years of executive and operational experience in department stores and specialty retailing as well as experience on public company boards Former Chairman & CEO, The Pantry, President & CEO, Galyans Trading Company and President & CEO, Petrie Retail Service on public and private company boards and skillset and experience in the practice of law and corporate governance Founded several technology companies, including X-Laboratories and served as an advisor on corporate issues to the People’s Republic of China, France and Thailand • • • • 9 of 10* Directors Are Independent • • • Financial expertise and experience as a senior executive of a public company and well-known consumer brand Former Executive Vice President, International, Domino’s and COO, Gerber Products Company Extensive experience consulting on e-commerce, Web design and systems integration Former CEO & Founder, Enduenet Experience leading a large publicly traded consumer products company and serving on public company boards Former Chairman & CEO, Circuit City Stores • • • 40%* Gender Diversity President, 3 Independent Directors* Added or Currently Nominated in the Past 3 Years • • Extensive financial and strategic planning experience with consumer focused and global retailers Former SVP, Strategic Planning, Foot Locker in addition to various senior financial management positions at Robinsons-May, a division of May Department Stores Business advisor and entrepreneur, as well as experience serving on public company boards Serves as advisor to businesses and organizations throughout the world on how to brand and position their enterprises successfully • • *The Board has nominated Rebecca L. O’Grady for election at the 2019 Annual Meeting; statistics include Ms. O’Grady 7 Nido R. Qubein High Point University Lauren B. Peters EVP & CFO, Foot Locker Rebecca L. O’Grady* Former CMO, International Marketing, e-Commerce & Consumer Insights, General Mills •Marketing expertise and e-commerce experience with consumer-focused and global retailers •Former President, Global Häagen-Dazs and President, Yoplait USA W. Alan McCollough Lead Independent Director, La-Z-Boy Incorporated H. George Levy M.D. Formerly Chairman & CEO, USI Michael T. Lawton Former CFO & Interim CIO, Domino’s Pizza Janet E. Kerr Vice Chancellor, Pepperdine University Edwin J. Holman Former Chairman & CEO, Macy’s Central Sarah M. Gallagher Former President, Ralph Lauren North America e-Commerce Kurt L. Darrow Chairman, President & CEO, La-Z-Boy Incorporated

Board Composition We have thoughtfully constructed our Board to advance our strategy • Our Board believes in the benefits of ongoing Board refreshment with the nomination and election of directors who bring new ideas, perspectives and skills • In selecting director nominees, the Nominating and Governance Committee weighs the need for both director refreshment and institutional memory • The Board considers average tenure of the non-executive members of our Board as part of its holistic assessment of Board composition • It believes that the appropriate mix of varied levels of tenure and experience can help to mitigate risk • If our shareholders elect our new director nominee, Ms. O’Grady, average tenure of the non-executive members would decrease to 8.7 years *The Board has nominated Rebecca L. O’Grady for election at the 2019 Annual Meeting 8 Darrow Gallagher Holman Kerr Lawton Levy McCollough O’Grady* Peters Qubein Leadership Experience Public Company Board Experience Finance Technology Global Perspective Sourcing / Manufacturing Consumer Marketing Retail Diverse and Complementary Expertise & Skills Refreshment and Tenure

Board Committees and Risk Oversight Our approach to committee composition and responsibilities FY 2019 meetings: 9 Holman McCollough • Compensation of executive officers • Enterprise risk management process 9 Key Oversight Duties •Financial reporting process •Compliance with legal and regulatory requirements •Effectiveness of our internal and external audit functions •Selection and oversight of our independent registered public accounting firm Audit Committee Lawton (C) Peters Compensation Committee FY 2019 meetings: 4 Holman (C) GallagherLawton KerrLevy Qubein •Executive and director cash and equity compensation programs •Evaluation of the CEO’s performance Nominating and Governance Committee FY 2019 meetings: 4 Qubein (C) GallagherLevy KerrPeters •Board governance practices •Director candidates Board Role in Risk Oversight •The full Board maintains oversight of certain key risks, such as cybersecurity •For other risks, the Board has delegated oversight to the appropriate standing committees within their respective areas of responsibility •Each committee regularly reviews and reports to the Board on its respective risk categories •At least annually, the company’s executive leadership reviews with the Board the major risks identified in the enterprise risk management process, as well as the steps identified to mitigate such risks

Corporate Governance Our Board is committed to governance practices that further our strategic growth plans and enhance shareholder value over the long term • • • • Lead independent director with clearly defined lead director framework and responsibilities Independent Board (9 of 10 directors)* Fully independent Audit, Compensation and Nominating and Governance Committees Annual Board self-evaluations Independent directors hold executive sessions Board oversees Enterprise Risk Management activities • • • • • • Strong stock ownership guidelines Caps on potential incentive payments Clawback policy on performance-based compensation Prohibit hedging and short sales by executive officers and directors Majority voting / director resignation policy for uncontested director elections Annually elected directors One class of shares with each share entitled to one vote • • • *The Board has nominated Rebecca L. O’Grady for election at the 2019 Annual Meeting; statistic includes Ms. O’Grady 10 Share Ownership / Compensation Accountability Board / Committee Independence Board Practices

Pay Aligned with Strategy and Performance The Compensation Committee designs our executive pay programs to support our business strategy • • Emphasize variable pay linked to our financial or market results Use relative total shareholder return (TSR) as a performance goal in long-term incentive awards Determine company contributions to executive compensation retirement plan based on performance against financial goals • CEO • Maintain executive stock ownership guidelines to align executive interests with shareholder interests Use a mix of short-term and long-term goals Utilize third-party surveys as an additional tool to review competitiveness of executive compensation levels • • Other NEOs (average) • Mitigate undue risk with caps on potential incentive payments and a clawback policy Include only independent directors on the compensation committee Engage an independent compensation consulting firm to assist the compensation committee Prohibit hedging and short selling of our shares • • *As disclosed in 2018 proxy statement • 11 Manage Risks Align Pay with Shareholders’ Interests Pay for Performance Total Direct Compensation Mix*

Commitment to Human Capital Management The mission of La-Z-Boy is to build an environment of everyday leadership by continually investing in employee growth and development • • The Board monitors our culture to encourage a focus on sustainable growth and to ensure we maintain the highest levels of ethics and integrity Our work environment is casual and friendly, with a culture built around our mission and our iC4 values We want to help employees develop skills, meet goals and feel at home, even at work We believe in creating a workplace that reflects the world in which we live One of our core values, Stay Connected, is a tenet that focuses on the importance of diversity and inclusion, and encourages a more collaborative and creative environment for employees at all levels By ensuring our teams are representative of the unique and diverse culture in which we live, we can attract the best talent and best serve our customers in the diverse communities where we operate • • • • • At La-Z-Boy, the safety and wellness of our employees is paramount to our culture Through training, education and an extensive awareness program, we empower employees to help ensure everyone stays safe • • Core leadership training programs focused on feedback and coaching Targeted development for high-potential employees and individuals in key roles Bravo recognition platform – where managers and peers honor employee accomplishments by sending personal messages and rewards for a job well done • • performance & leadership in safety 12 La-Z-Boy is One of the Industry’s Best Recognized by the National Safety Council (NSC) with 10 awards for Two-time winner of the NSC’s Corporate Culture Award Investing in Growth and Development Employee Safety & Well-Being Our Culture Creating a Diverse & Inclusive Culture

Environmental Sustainability We’re committed to integrating environmentally sound & sustainable business practices into everything we do • Our Cut and Sew Center in Saltillo, Mexico was the first international facility in our industry to be EFEC registered • Utilize on-site generated renewable wood fuels for the generation of steam used in production operations, heating and absorption cooling and we sell sustainable plantation-grown renewable rubber-wood • Reuse / recycle packaging material when possible from manufacturing locations, distribution warehouses or when furniture is delivered to customers 13 Environment •Committed to the Enhancing Furniture's Environmental Culture (EFEC) program’s eleven elements for reducing our environmental footprint •Our EFEC registered facilities include the La-Z-Boy USA Residential Manufacturing plants, La-Z-Boy Casegoods and our headquarters in Monroe, Michigan •La-Z-Boy USA Residential Manufacturing, Kincaid and American Drew are registered Sustainable by Design, meaning their global supply partners must also manage their environmental performance Carbon & Climate •Implemented an energy management program to reduce the consumption of fossil fuels and reduce our environmental footprint •Our energy management program consists of energy audits, performance goals, ongoing monitoring, action plans and other elements excess wood residuals for further reuse by other industries Natural Resources •Water conservation efforts have reduced the amount of water used by our LZB Branded Manufacturing operations in fiscal year 2018 by nearly 35,000,000 gallons compared with fiscal year 2007 usage •Obtain many of our wood materials and components from suppliers that have implemented sustainable forest management practices or from •We also use many other wood-and fiber-based materials made with recycled or recovered paper Waste & Toxicity •Our waste management programs consist of prevention and reduction at the source, environmentally sound recycling, proper disposal of hazardous waste and environmentally sound disposal of non-hazardous waste •We have greatly reduced our use of landfills or other off-site disposal means, and nine of our facilities are zero waste to landfill

Capitalizing on a strong foundation • Expansive omni-channel distribution A Compelling Long-Term Investment 14 Diverse Board advising on strategy, overseeing risk and supporting long-term value creation Investing in people, stores, La-Z-Boy.com, Joybird.com, facilities and processes Open to future strategic acquisition opportunities Fueling growth of Joybird •Proven La-Z-Boy brand •World-class supply chain •Heritage of innovation •Strong financial position

Appendix 15

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES Appendix Fiscal 2015 Fiscal 2016* Fiscal 2017 Fiscal 2018 Fiscal 2019 sales sales sales sales sales sales * Fiscal 2016 includes 53 weeks. All other years presented include 52 weeks. 16 (Unaudited, $ amounts in thousands) GAAP Operating Income Restructuring Expense (Income) Purchase Accounting Charges Non-GAAP Operating Income Fiscal 2014% of% of% of% of% of% of $90,7076.7%$105,8167.4%$125,3318.2%$133,3428.8%$129,3698.2%$129,6747.4% 4,839(371)579441--4563295441,7669236,917 $96,0027.1%$105,7747.4%$126,4548.3%$135,5498.9%$130,2928.2%$136,5917.8%

NON-GAAP FINANCIAL MEASURES Appendix • In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this presentation also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. The Non-GAAP measures include references to Non-GAAP operating income and Non-GAAP operating margin, each of which excludes purchase accounting and restructuring charges. These Non-GAAP financial measures are not meant to be considered a substitute for La-Z-Boy Incorporated’s results prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth within this Appendix. • Management believes that presenting certain Non-GAAP financial measures excluding purchase accounting and restructuring charges will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods. Management uses these Non-GAAP measures to assess the company’s operating and financial performance, and excludes purchase accounting and restructuring charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions and restructuring actions consummated. 17

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